UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

June 4, 2008

INTEGRATED PHARMACEUTICALS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER 000-50960

Integrated Pharmaceuticals, Inc.
(Exact name of small business issuer in its charter)

Idaho	04-3413196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Authority Drive
Fitchburg, MA 01420
(Address of principal executive offices) (Zip Code)

(978) 696-0020
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  4.01. Change in Registrant’s Certifying Accountant

On June 4, 2008, The accounting firm Williams & Webster, P.S. ("W&W") resigned as the independent public accountant of Integrated Pharmaceuticals Inc. (the "Company").

Neither of the audit reports issued by W&W in respect of the Company's financial statements at and for the fiscal years ended December 31, 2007 and December 31, 2006 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

Disagreements

During the two years ended December 31, 2007 and since that time, the Company has had no disagreement with W&W on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of W&W, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Reportable Events

During the two years ended December 31, 2007 and since that time, there have been no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

Letter from Williams & Webster, P.S.

We provided Williams & Webster, P.S. with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided from Williams & Webster, P.S. is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED PHARMACEUTICALS, INC.

DATE: June 10, 2008	By:	/s/ Peter Featherston
Peter Featherston
President and Chief Executive Officer

Exhibits:

Exhibit 16.1:	Letter re: Change in Certifying Accountants

Letter dated June 10, 2008 from Williams & Webster to the Securities and Exchange Commission